EXHIBIT 99.1

                          MEMORANDUM OF UNDERSTANDING

                                         W H E R E A S:

     A. There is now pending a putative class action lawsuit in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") entitled R.S.M. Inc., et al. v. Alliance Capital Management L.P., et al., Civil Action No. 17449-NC (the "Action"), brought on behalf of public unitholders of Alliance Capital Management L.P. ("Alliance" or the "Partnership");

     B. The Complaint challenges a proposed restructuring, publicly announced on April 8, 1999, in which Alliance would reorganize by establishing a private partnership to which it would transfer its business in exchange for all units of the private partnership (the "Reorganization"), and thereafter, through an exchange offer (the "Exchange Offer"), Alliance would offer its unitholders the choice of continuing to hold their Alliance units or exchanging their Alliance units on a one-for-one basis for units in the new private partnership.

     C. The Action challenges the vote of the Alliance unitholders taken on September 22, 1999 alleging, inter alia, that the vote of a majority of unitholders other than the general partner, Alliance Capital Management Corporation, or its affiliates was insufficient under the terms of the Alliance limited partnership agreement (the "Partnership Agreement") to approve a proposed amendment and restatement of the Partnership Agreement. In addition, the Complaint alleges, among other things, certain disclosure violations.


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     D. Plaintiffs' counsel and counsel for defendants engaged in arm's-length negotiations concerning a possible settlement of the Action. During these negotiations, defendants' counsel provided to plaintiffs' counsel information and analysis regarding the effects of the Reorganization on the rights of unitholders.

     NOW, THEREFORE, counsel for the parties have reached an agreement in principle providing for the settlement of the Action (the "Settlement") between and among plaintiffs, on behalf of themselves and the putative class of persons defined in paragraph 5(a) below, on behalf of whom plaintiffs have brought the Action, and defendants on the terms and subject to the conditions set forth below:

     1. Section 15.01(b) of the Partnership Agreement will be amended to substitute "15.01(a)(i), 15.01(a)(ii), 15.01(a)(v) or 15.01(a)(viii)" for
"15.1(a)(ii), 15.1(a)(iii), 15.1(a)(vi) or 15.1(a)(ix)" and will not otherwise be amended in connection with the Reorganization and will continue to require a unanimous vote of all partners and unitholders to continue the Partnership following the events of dissolution enumerated in Section 15.01(b).

     2. The Partnership and Alliance Capital Management L.P. II ("Alliance Capital") agree that after the Reorganization, the Partnership's unitholders will have the same access and inspection rights with respect to books and records for Alliance Capital as they will have for Alliance, and the Partnership Agreement and the Alliance Capital agreement of limited partnership will each be amended prior to or simultaneously with the Reorganization consistent with Annex A hereto.



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     3. In connection with the Reorganization, Alliance proposed to add a new
Section 6.08(c) to the Partnership Agreement and to include an identical 6.08(c) in the Alliance Capital agreement of limited partnership. The Partnership and Alliance Capital agree that the second sentence of Section 6.08(c) in the Partnership Agreement and Section 6.08(c) of the Alliance Capital agreement of limited partnership shall be amended to read, "The provisions of this Agreement shall be given effect as permitted in the Delaware Act."

     4. The costs of providing notice of the Settlement to unitholders, and any attorneys' fees and expenses awarded by the Court pursuant to Paragraph 5(f) hereof, shall be paid by the Partnership.

     5. The parties to the Action will attempt in good faith to agree upon and execute as soon as practicable (i) an appropriate Stipulation of Settlement (the "Stipulation") of all claims asserted in the Complaint filed in the Action and all other claims (as described hereinafter), if any, arising out of or relating, in whole or in part, to the Reorganization, the amendment and restatement of the Partnership Agreement or the Exchange Offer, including without limitation the Partnership's solicitation of unitholder approval of the Reorganization and the amendment and restatement of the Partnership Agreement, and (ii) such other documentation as may be required in order to obtain any and all necessary or appropriate Court approvals of the Stipulation, upon and consistent with the terms set forth in this Memorandum of Understanding, including that in exchange for the consideration set forth above, the Stipulation shall provide for the dismissal of


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all such claims with prejudice and without costs to any party (except as set forth in Paragraphs 4 and 5(f) herein). The Stipulation will also expressly provide, inter alia:

     a. for class certification pursuant to Delaware Court of Chancery Rule 23(b)(1) and (b)(2) of a class consisting of all record holders and beneficial owners of the units of the Partnership on any day during the period from April 8, 1999 (the date that the Reorganization was publicly announced) to and including the effective date of consummation of the Reorganization (other than defendants) including the legal representatives, heirs, successors in interest, transferees and assigns of all such foregoing holders and/or owners, immediate and remote (the "Class");

     b. that all defendants have denied, and continue to deny, that they have committed any violations of law and that they are entering into the Stipulation solely because the proposed Settlement would eliminate the burden, expense, and distraction of further litigation, and would permit the Reorganization, the amendment and restatement of the Partnership Agreement and the Exchange Offer to proceed without risk of injunctive or other relief;

     c. for the release of all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of plaintiffs and of all Class members against all defendants, AXA, AXA Financial, Inc., The Equitable Life Assurance Society of the United States and any of their respective present or former officers, directors, employees, agents, attorneys, advisors, insurers,


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accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, "Defendants'
Affiliates"), whether under state or federal law, including the federal securities laws, and whether directly, derivatively, representatively or arising in any other capacity, in connection with, or that arise out of, any claim that was or could have been brought in the Action, or that arise now or hereafter out of, or that relate in any way to, the acts, facts or the events alleged in the Action, including without limitation, the Reorganization, the amendment and restatement of the Partnership Agreement, the Exchange Offer, the negotiation and consideration of the Reorganization and any agreements and disclosures relating thereto, the negotiation and consideration of the Exchange Offer and any agreements and disclosures relating thereto, the vote of unitholders obtained to approve the Reorganization and the amendment and restatement of the Partnership Agreement and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Action, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Action);


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     d. that the Settlement shall be subject to completion by plaintiffs of reasonable discovery in the Action reasonably satisfactory to plaintiffs' counsel including but not limited to (i) information with respect to how the annual advisory fee payable to Alliance Capital was determined; (ii) the results of the vote of limited partners and unitholders; (iii) defendants' analysis, including communications with the SEC, regarding why the Reorganization is not a "roll up transaction" under applicable securities laws and regulations; and (iv) information regarding why the percentage necessary to call a meeting of Alliance unitholders was increased from 25% to 50%;

     e. that the parties to the Action will present the Settlement to the Court for hearing and approval as soon as practicable and, following appropriate notice to members of the Class, will use their best efforts to obtain final Court approval of the Settlement, and the release and the dismissal of the Action with prejudice as against plaintiffs and the Class, without awarding costs to any party (except as provided for in Paragraphs 4 and 5(f) herein). As used in this Memorandum of Understanding, "final Court approval of the Settlement" means that the Court has entered an Order approving the Settlement in accordance with the Stipulation, and that Order is finally affirmed on appeal or is no longer subject to appeal;

     f. that plaintiffs' counsel of record in the Action may jointly apply to the Court for an award of attorneys' fees not to exceed $390,000 and


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costs not to exceed $10,000 (including, but not limited to, fees and expenses of plaintiffs' counsel's independent financial advisor, but not including costs of providing Notice of the Settlement). Defendants agree that they will not oppose such application. If the Court finally approves the settlement and dismisses the action with prejudice in accordance with the Stipulation of Settlement, the Partnership shall within ten business days of final Court approval of the settlement and dismissal of the Action, pay to plaintiffs' counsel any fees or expenses awarded by the Court. Plaintiffs' counsel's application for fees and expenses shall be presented to the Court at the same time as the Settlement is presented to the Court; and

     g. that plaintiffs accept defendants' position that the changes to the Partnership Agreement agreed to by the parties are changes which may be implemented by the General Partner without a vote of Alliance's unitholders or limited partners, pursuant to the Partnership Agreement.

     6. This Memorandum of Understanding shall be null and void and of no force and effect if: (a) either the Reorganization or the Exchange Offer are not effectuated for any reason whatsoever; or (b) final Court approval of the


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Settlement does not occur for any reason. In any such event, this Memorandum of
Understanding shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Action, and neither the existence of this Memorandum of Understanding nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other litigation or judicial proceeding.

     7. This Memorandum of Understanding may be executed in counterpart by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

     8. This Memorandum of Understanding and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware's conflict of law rules.

     9. This Memorandum of Understanding may be modified or amended only by a writing signed by the signatories hereto.

     10. This Memorandum of Understanding shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors and assigns.







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Dated:                              /s/ Craig B. Smith
                                    --------------------------------
                                    Craig B. Smith
                                    Smith, Katzenstein & Furlow, LLP
                                    800 Delaware Avenue
                                    P. O. Box 410
                                    Wilmington, DE  19899
                                    (302) 652-8400
                                      Attorney for Plaintiffs


OF COUNSEL:

Stuart Wechsler, Esq.
Wechsler Harwood Halebian & Feffer LLP
488 Madison Avenue, 8th Floor
New York, NY  10022
(212) 935-7400


                                    /s/ A. Gilchrist Sparks, III
                                    --------------------------------
                                    A. Gilchrist Sparks, III
                                    Alan J. Stone
                                    MORRIS, NICHOLS, ARSHT & TUNNELL
                                    1201 N. Market Street
                                    P.O. Box 1347
                                    Wilmington, DE  19899
                                    (302) 658-9200
                                      Attorneys for Certain Defendants


OF COUNSEL:

Dennis Glazer, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY  10017
(212) 450-4000





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                                    /s/ Charles F. Richards, Jr.
                                    --------------------------------
                                    Charles F. Richards, Jr.
                                    Srinivas M. Raju
                                    Richards, Layton & Finger
                                    One Rodney Square
                                    P. O. Box 551
                                    Wilmington, DE  19899
                                    (302) 658-6548
                                      Attorneys for Certain Defendants


OF COUNSEL:

Leon Gold, Esq.
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
(212) 969-3000


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                                                                         ANNEX A

                     ALLIANCE HOLDING PARTNERSHIP AGREEMENT


     SECTION 7.05. Rights of Limited Partners and Unitholders Relating to the Partnership and Alliance Capital. In addition to other rights provided by this Agreement or by applicable law, the Limited Partners and Unitholders shall have the following rights relating to the Partnership and Alliance Capital:

     (a) Each Limited Partner and Unitholder, and each Limited Partner's and Unitholder's duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such Limited Partner's or Unitholder's own expense, but only upon written request and for a purpose reasonably related to such Person's interest as a Limited Partner or Unitholder, (i) to have reasonable information regarding the status of the business and financial condition of the Partnership, (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including the Partnership's federal, state and local income tax returns for each year, (iii) to have on demand a current list of the full name and last known business, residence or mailing address of each Limited Partner and Unitholder, (iv) to have reasonable information regarding the Net Value of any Contribution made by any Partner or Unitholder and the date on which each such Person became a Partner or Unitholder, (v) to have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, and (vi) to have any other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Anything in Section 7.05(a) to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners and Unitholders, and each Limited Partner's and Unitholder's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

     (c) In addition to the rights described in Section 7.05(a), each Limited Partner and Unitholder, and each Limited Partner's and Unitholder's duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such Limited Partner's or Unitholder's own expense, but only upon written request and for a purpose reasonably related to such Person's interest as a Limited Partner or Unitholder, to obtain information regarding the operation and affairs of Alliance Capital in accordance with the provisions of


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Section 7.05 of the Alliance Capital Partnership Agreement and to have a copy of the Alliance Capital Partnership Agreement and the certificate of limited partnership of Alliance Capital and all amendments thereto.

                     ALLIANCE CAPITAL PARTNERSHIP AGREEMENT

     SECTION 7.05. Rights of Limited Partners and Alliance Holding Unitholders and Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by applicable law, the Limited Partners and the holders of Alliance Holding LP Units, and limited partnership interests shall have the following rights relating to the Partnership:

     (a) Each Limited Partner and each holder of Alliance Holding LP Units and limited partnership interests, and each of their duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such Person's own expense, but only upon written request and for a purpose reasonably related to such Person's interest as a Limited Partner or holder of Alliance Holding LP Units or limited partnership interests, as the case may be, (i) to have reasonable information regarding the status of the business and financial condition of the Partnership, (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including the Partnership's federal, state and local income tax returns for each year, (iii) to have on demand a current list of the full name and last known business, residence or mailing address of each Limited Partner, (iv) to have reasonable information regarding the Net Value of any Contribution made by any Partner and the date on which each such Person became a Partner, (v) to have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, and (vi) to have any other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Anything in Section 7.05(a) to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners and the holders of Alliance Holding LP Units and limited partnership interests, and each of their duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.